NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO HOLDINGS ANNOUNCES DIRECTOR RESIGNATION

LA JOLLA, Calif., August 1, 2016 - PICO Holdings, Inc. (NASDAQ-GS: PICO) today announced that on July 27, 2016 Mr. Kenneth J. Slepicka resigned as a member of the Board of Directors, effective immediately.
Raymond V. Marino II, Chair of the Board of Directors, stated: “In light of the voting results at the last annual meeting of shareholders, the Board and Mr. Slepicka agreed that it was in the best interest of PICO and its shareholders for Mr. Slepicka to step down as a director of PICO. On behalf of the Board and the Company, I would like to thank Ken for the contributions he has made during his tenure on the Board, and we wish him well in his ongoing efforts to continue improving Synthonics’s technology and introducing new products to the marketplace.”

About PICO Holdings

PICO Holdings, Inc. is a diversified holding company that seeks to maximize long-term shareholder value. As previously announced, PICO’s current business plan contemplates that, as assets are monetized, rather than reinvest the proceeds, PICO intends to return capital to shareholders through a stock repurchase program or by other means such as special dividends. For more information, please visit www.picoholdings.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not historical, including statements regarding our business plan and our current intention to return capital to shareholders through a stock repurchase program or by other means such as special dividends, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

A number of other factors may cause results to differ materially from our expectations, such as: the performance of the businesses and investments in companies.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contact:
Financial Profiles, Inc.
Paige Hart 310-622-8244
PICO@finprofiles.com